Exhibit 23




                    CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of Miller Building Systems, Inc. on Form S-8 (File Nos. 33-88158 and 33-50512), and in the related Prospectus, of our report dated July 28, 1997 on our audits of the consolidated financial statements and financial statement schedule of Miller Building Systems, Inc. and subsidiaries as of June 28, 1997 and June 29, 1996, and the years ended June 28, 1997, June 29, 1996, and July 1, 1995, which report is included in this Annual Report on Form 10-K.




                              COOPERS & LYBRAND L.L.P.





South Bend, Indiana
September 17, 1997